Exhibit 99.4

Lyondell Chemical Company C/O Proxy Services P.O. Box 9141	INSTRUCTIONS FOR SUBMITTING PROXY:
Farmingdale, NY 11735

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on             , 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on             , 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Lyondell Chemical Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

To sign up to receive shareholder communications electronically, please visit our website at www.icsdelivery.com/lyondell/index.html to enroll.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS [X]	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

LYONDELL CHEMICAL COMPANY

1.	Proposal to issue Lyondell common stock to the shareholders of Millennium Chemicals Inc. in connection with the transactions contemplated by the Agreement and Plan of Merger dated March 28, 2004 among Lyondell, Millennium Chemicals Inc. and Millennium Subsidiary LLC, a wholly owned subsidiary of Millennium.

FOR ☐             AGAINST ☐             ABSTAIN ☐

2.	Proposal to approve the amendment and restatement of Lyondell’s certificate of incorporation to increase Lyondell’s authorized common stock from 420 million shares to 500 million shares.

FOR ☐             AGAINST ☐             ABSTAIN ☐

3.	Proposal to approve the amendment and restatement of Lyondell’s 1999 Long-Term Incentive Plan.

FOR ☐             AGAINST ☐             ABSTAIN ☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please sign as such, giving full title.

For comments or address changes, please check this box and note on the reverse side. ☐

Please indicate if you plan to attend this meeting Yes ☐             No ☐

HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household. Yes ☐             No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Lyondell Chemical Company (herein the “Company”) hereby makes, constitutes and appoints T. Kevin DeNicola, Charles L. Hall and Kerry A. Galvin, and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in name, place and stead of the undersigned to vote the number of shares of Lyondell’s common stock that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held in the General Assembly Room of One Houston Center, 1221 McKinney Street, 42nd Floor, in Houston, Texas on             ,             , 2004 at             :00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, on the matters set forth on the reverse side.

This proxy, when properly executed or submitted over the Internet or by telephone, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR items 1, 2 and 3.

This card also constitutes my voting instructions with respect to shares held in the Lyondell Chemical Company 401(k) and Savings Plan, the Equistar Chemicals, LP Savings and Investment Plan, the LYONDELL-CITGO Refining, LP 401(k) and Savings Plan for Non-Represented Employees, the LYONDELL-CITGO Refining, LP 401(k) and Savings Plan for Represented Employees, and the Equistar Chemicals, LP Retirement Savings and Investment Plan for Hourly Represented Employees, and the undersigned hereby authorizes Fidelity Management Trust Company, as Trustee of such plans, to vote the shares held in the undersigned’s accounts.

Address Changes/Comments:

(Continued, and to be signed and dated, on the reverse side.)